UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 27, 2024	(March 25, 2024)
Date of Report (Date of earliest event reported)

GREIF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road	Delaware	Ohio	43015
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (740) 549-6000
Not Applicable
(Former name or former address, if changed since last report.)

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	GEF	New York Stock Exchange
Class B Common Stock	GEF-B	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.    Entry into a Material Definitive Agreement.

(a) Amendment to 2022 Credit Agreement

On March 1, 2022, Greif, Inc. (the “Company”) and certain of its subsidiaries, as borrowers, entered into a second amended and restated senior secured credit agreement (the “2022 Credit Agreement”) with a syndicate of financial institutions. The 2022 Credit Agreement provides for a $1,100.0 million secured term A-1 loan and a $515.0 million secured term A-2 loan (the “Term Loans”), along with an $800.0 million secured revolving credit facility.
On March 25, 2024, the Company, as borrower, entered into an Incremental Term A-4 Loan Agreement under the 2022 Credit Agreement (the “Incremental Term A-4 Loan Agreement”) with a syndicate of financial institutions, as lenders, Wells Fargo Securities, LLC, as lead arranger, and JPMorgan Chase Bank, as administrative agent. The Incremental A-4 Term Loan Agreement constitutes an amendment to the 2022 Credit Agreement.
The Incremental Term A-4 Loan Agreement provides for a $300.0 million incremental term A-4 loan (the “Incremental Term A-4 Loan”) made available in a single draw on March 25, 2024. Amounts repaid or prepaid in respect of the Incremental Term A-4 Loan may not be reborrowed. The Incremental Term A-4 Loan matures on March 1, 2027 and amortizes at 2.50% per annum in equal quarterly principal installments, with the remaining outstanding principal balance due on the maturity date.
The Incremental Term A-4 Loan has, in all material respects, the identical terms and provisions as the Term Loans. The Company’s obligations with respect to the Incremental Term A-4 Loan will constitute obligations under the 2022 Credit Agreement and are secured and guaranteed with the other obligations under the 2022 Credit Agreement on a pari passu basis.
The Company used the proceeds from the Incremental Term A-4 Loan to repay funds drawn on the revolving credit facility under the 2022 Credit Agreement for the purchase of Ipackchem Group SAS (“Ipackchem”) on March 26, 2024. See Item 7.01 of this Current Report on Form 8-K for information concerning the completion of the Company’s acquisition of Ipackchem.
This summary of the Incremental Term A-4 Loan Agreement is qualified in its entirety by reference to the full text of the Incremental Term A-4 Loan Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K. The summary of the 2022 Credit Agreement is qualified in its entirety by reference to the full text of the 2022 Credit Agreement, a copy of which is filed as Exhibit 10.25 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023.
(b) Sale and Purchase Agreement for Ipackchem
As previously reported in Current Reports on Form 8-K filed on November 6, 2023 and November 21, 2023 (the “Prior Form 8-Ks”), on November 17, 2023, Greif France Holding SAS, which has now, been substituted for Greif International Holding, B.V. as the buyer, and Greif Packaging LLC, all of which are subsidiaries of the Company, and the sellers of Ipackchem entered into a sale and purchase agreement (the “SPA”) for the acquisition of the business of Ipackchem. A copy of the SPA, as amended on March 26, 2024, is filed as Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K.
See Item 7.01 of this Current Report on Form 8-K for information concerning the completion of the Company’s acquisition of Ipackchem.

Section 2 - Financial Information

Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Creation of a Direct Financial Obligation

The information set forth in Item 1.01(a), above, is incorporated herein by reference.
Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On March 26, 2024, the Company issued a press release announcing that it had completed its acquisition of Ipackchem. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Section 9 – Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(a)        Exhibits.

Exhibit No.	Description
10.1	Incremental Term Loan Agreement, dated as of March 25, 2024, as an amendment to the Amended and Restated Credit Agreement, dated as of March 1, 2022, among Greif, Inc., as borrower, and certain other Greif US subsidiaries, as guarantors, a syndicate of lenders, as lenders, Wells Fargo Securities, LLC, as Lead Arranger, and JPMorgan Chase Bank, as Administrative Agent.
10.2	Sale and Purchase Agreement dated as of November 17, 2023, among the sellers listed in Schedule 1 thereto, SK Impact Group S.à r.l., Ipack, Ipack II, Fuluolin II, Ipackchem Group SAS, Greif International Holding B.V., and Greif Packaging LLC.
10.3	Amendment No.1 dated as of March 26, 2024 to the Sale and Purchase Agreement dated as of November 17, 2023, among the sellers listed in Schedule 1 thereto, SK Impact Group S.à r.l., Ipack, Ipack II, Fuluolin II, Ipackchem Group SAS, Greif France Holding SAS, and Greif Packaging LLC.
99.1	Press release issued by Greif, Inc. on March 26, 2024, regarding its acquisition of Ipackchem Group SAS.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.
Date: March 27, 2024	By	/s/ Gary R. Martz
Gary R. Martz, Executive Vice President